UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2010

COGENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50947	95-4305768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

639 North Rosemead Blvd. Pasadena, California		91107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 325-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Notice of Entry into a Material Definitive Agreement.

Merger Agreement

On August 29, 2010, Cogent, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 3M Company (“3M”), and Ventura Acquisition Corporation, a wholly-owned subsidiary of 3M (“Merger Sub”), for the acquisition of the Company by 3M. Pursuant to the terms of the Merger Agreement, 3M (through Merger Sub) will make a cash tender offer for all of the issued and outstanding shares of the Company’s common stock for a purchase price of $943 million, or $10.50 per share.

Within two days after the consummation of the tender offer, Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of 3M (the “Merger”). In the Merger, the remaining stockholders of the Company will be entitled to receive $10.50 per share of common stock.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on solicitation of proposals with respect to alternative transactions, public disclosures and other matters. The Merger Agreement contains certain termination rights of 3M and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay 3M a termination fee of up to $28.3 million.

The Company’s Board of Directors has approved the Merger Agreement and unanimously recommends that its stockholders accept the tender offer.

The consummation of the tender offer and the Merger is subject to customary closing conditions. Depending on the number of shares held by 3M after its acceptance of the shares properly tendered in connection with the tender offer, approval of the Merger by the holders of the Company’s outstanding shares remaining after the completion of the tender offer may be required.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the Company has made to 3M. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to 3M in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Voting and Tender Agreement

The Company’s President and Chief Executive Officer, Ming Hsieh, has entered into a Voting and Tender Agreement (the “Voting and Tender Agreement”), effective as of August 29, 2010, with 3M in connection with the Merger. Pursuant to the Voting and Tender Agreement, Mr. Hsieh and certain stockholders affiliated with Mr. Hsieh have agreed to, among other things, tender their shares of capital stock of the Company in the tender offer and, if necessary, vote such shares in favor of the Merger and against any alternative acquisition proposal. An aggregate of approximately 34,369,965 shares of the Company’s common stock are subject to the Voting and Tender Agreement, representing approximately 38.9% of the Company’s outstanding shares of common stock.

Amendment to Employment Agreement

On August 29, 2010, the Company entered into an Amendment to Employment Agreement (the “Amendment”), effective as of January 1, 2009, with Paul Kim, Chief Financial Officer. The Amendment amends the Employment Agreement between the Company and Mr. Kim dated January 5, 2004. Among other things, the Amendment provides that the payment of any amount to Mr. Kim under the Agreement upon the termination of his employment shall be delayed until the later of (i) the date necessary to comply with Section 409A(a)(2)(B)(i) of the Internal Revenue Code, or (ii) the date that is eighteen (18) months following the execution date of the Amendment, and extends the time period in which Mr. Kim may make an election to terminate his employment until 270 days following the closing of a sale of the Company.

Retention Incentive Agreements

On August 29, 2010, each of Mr. Hsieh, Mr. Kim, James Jasinski and Michael Hollowich (among others) entered into a retention letter agreement (each, a “Retention Agreement”) with 3M and the Company to continue his employment with the Company following the closing of the Merger. Each Retention Agreement provides terms of such employee’s continued employment with the Company beginning as of the date of 3M’s acceptance for payment of any shares of the Company’s common stock pursuant to the tender offer (the “Acceptance Time”) and during a two year transition period commencing on the first day of the first calendar quarter beginning after the closing of the Merger (the “Commencement Date”) through the second anniversary of the Commencement Date (the “Transition Period”). The Retention Agreements become effective at the Acceptance Time.

Under Mr. Hsieh’s Retention Agreement, Mr. Hsieh is entitled to receive a retention bonus of $153,000, payable in two installments such that one-third of this amount is payable on the first anniversary of the Commencement Date and the remaining amount is payable on the second anniversary of the Commencement Date, contingent upon his continued employment with the Company through each such date. If Mr. Hsieh’s employment with the Company ends before the end of the Transition Period due to the Company’s termination of Mr. Hsieh without cause or his death or disability, Mr. Hsieh is entitled to receive the remaining unpaid portion of the retention bonus. In addition, Mr. Hsieh has agreed not to engage in a competitive business (as defined in the Retention Agreement) for a five year period following the Acceptance Time.

Under Mr. Kim’s Retention Agreement, Mr. Hsieh is entitled to receive a retention bonus of $153,000, payable in two installments such that one-third of this amount is payable on the first anniversary of the Commencement Date and the remaining amount is payable on the second anniversary of the Commencement Date, contingent upon his continued employment with the Company through each such date. If Mr. Kim’s employment with the Company ends before the end of the Transition Period due to the Company’s termination of Mr. Kim without cause or his death or disability, Mr. Kim is entitled to receive the remaining unpaid portion of the retention bonus. In addition, Mr. Kim has agreed not to engage in a competitive business for a two year period following the Acceptance Time.

Under Mr. Jasinski’s Retention Agreement, Mr. Jasinski is eligible to receive between $36,000 and $90,000 following his continued employment through December 31, 2011 and between $72,000 and $126,000 following his continued employment through December 31, 2012, such amount to depend on the total revenues achieved by the Company during each period. If Mr. Jasinski’s employment with the Company ends before the end of the Transition Period due to the Company’s termination of Mr. Jasinski without cause or his death or disability, Mr. Jasinski is entitled to receive the unpaid portion of the retention bonus. In addition, Mr. Jasinski has agreed not to engage in a competitive business for a two year period following the Acceptance Time.

Under Mr. Hollowich’s Retention Agreement, Mr. Hollowich is eligible to receive between $36,000 and $90,000 following his continued employment through December 31, 2011 and between $72,000 and $126,000 following his continued employment through December 31, 2012, such amount to depend on the total revenues achieved by the Company during each period. If Mr. Hollowich’s employment with the Company ends before the end of the Transition Period due to the Company’s termination of Mr. Hollowich without cause or his death or disability, Mr. Hollowich is entitled to receive the unpaid portion of the retention bonus. In addition, Mr. Hollowich has agreed not to engage in a competitive business for a two year period following the Acceptance Time.

The foregoing descriptions of each of the Merger Agreement, the Voting and Tender Agreement, the Amendment and the Retention Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Additional Information

The tender offer described in this Form 8-K has not yet commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, 3M and its wholly-owned subsidiary, Ventura Acquisition Corporation, intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. 3M, Ventura Acquisition Corporation and the Company intend to mail these documents to the stockholders of the Company. These documents will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company, 3M or Ventura Acquisition Corporation with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from 3M.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of 3M, the Company and their consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements about the expected terms of the proposed acquisition; the ability to complete the proposed transaction; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include that the transaction may not be timely completed, if at all, upon favorable terms; the possibility that expected benefits may not materialize as expected; that, prior to the completion of the transaction, the Company’s business may not perform as expected due to transaction-related uncertainty or other factors; that 3M is unable to successfully implement integration strategies; and other risks that are described in 3M’s and the Company’s SEC reports, including but not limited to the risks described under “Risk Factors” in Part I, Item 1A of the Annual Report on Form 10-K for its fiscal year ended December 31, 2009 and in Part II, Item 1A in the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010. 3M and the Company assume no obligation and do not intend to update these forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 29, 2010, by and among 3M Company, Ventura Acquisition Corporation and Cogent, Inc.*

10.1	Voting and Tender Agreement, dated August 29, 2010, by and among 3M Company and the stockholders listed on Schedule A thereto.

10.2	Amendment to Employment Agreement, dated August 29, 2010, by and between the Company and Paul Kim

10.3	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and Ming Hsieh

10.4	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and Paul Kim

10.5	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and James Jasinski

10.6	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and Michael Hollowich

*	Excludes schedules, exhibits and certain attachments, which the registrant agrees to furnish to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT, INC.

Date: August 31, 2010	By:	/S/ PAUL KIM
Paul Kim
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 29, 2010, by and among 3M Company, Ventura Acquisition Corp. and Cogent, Inc.*

10.1	Voting and Tender Agreement, dated August 29, 2010, by and among 3M Company and the stockholders listed on Schedule A thereto.

10.2	Amendment to Employment Agreement, dated August 29, 2010, by and between the Company and Paul Kim

10.3	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and Ming Hsieh

10.4	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and Paul Kim

10.5	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and James Jasinski

10.6	Retention Letter Agreement, dated August 29, 2010, by and among 3M Company, the Company and Michael Hollowich